EXHIBIT 99.3

JESHAYAHU BOYMELGREEN

c/o Boymelgreen Developers

752 Pacific Street

Brooklyn, NY 11238

October 18, 2006

In-Hand Delivery

Avenue Group Inc.

405 Lexington Avenue

26th Floor

New York, NY 10174

Ladies and Gentlemen:

It has been an honor and privilege to have served on the Board of Directors (the “Board”) of Avenue Group Inc. (the “Company”).

Though I am certain that the Company has an exciting future, due to increasing commitments and demands on my time, it is with great regret that I write to you today to officially tender by resignation from the Board of the Company, effective immediately.

By counter-signing below, you acknowledge receipt of this letter, and that in accordance with my prior conversations with Company representatives, the foregoing resignation has been duly accepted by the Company, and all required corporate actions have been taken in connection therewith. I ask that you kindly return a fully counter-signed copy of this letter to my attention.

Thank you for your attention to this matter and I wish each of you and the Company continued success in your respective endeavors.

Sincerely,

Confirmed and Acknowledged:

AVENUE GROUP INC.

By:

________________________

Name:

Title